                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               BSB Bancorp, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)
________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1)  Title of each class of securities to which transaction applies:
  ______________________________________________________________________________

  2)  Aggregate number of securities to which transaction applies:
  ______________________________________________________________________________

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  ______________________________________________________________________________

  4)  Proposed maximum aggregate value of transaction:
  ______________________________________________________________________________

  5) Total fee paid:
  ______________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:____________________________________________________

  2) Form, Schedule or Registration Statement No.:______________________________

  3) Filing Party:______________________________________________________________

  4) Date Filed:________________________________________________________________

                             [Insert BSB Logo Here]




March 30, 2001

Dear Shareholder:

  We are pleased to enclose your Notice of Annual Meeting and Proxy Statement for the BSB Bancorp, Inc. Annual Meeting of Shareholders. The Annual Meeting will be held on April 23, 2001, at 10:00 a.m., Eastern Time, at the Binghamton Regency Hotel and Conference Center, One Sarbro Square, 225 Water Street, Binghamton, New York 13901.

  At the Annual Meeting, you will be asked to elect three directors of the Company to serve terms expiring in 2004 and to transact any other business that properly comes before the meeting or any adjournment.

  In order to make sure that your vote is represented at the Annual Meeting, indicate your vote on the enclosed proxy form and sign, date and return it in the enclosed envelope or vote by telephone using the number provided on your proxy card. If you attend the Annual Meeting in person, you may revoke your proxy at the Annual Meeting and vote in person.

                                        Sincerely,



                                        Howard W. Sharp
                                        President and
                                        Chief Executive Officer

                               BSB BANCORP, INC.
                             58-68 Exchange Street
                           Binghamton, New York 13901
                                 (607) 779-2406


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 23, 2001


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of BSB Bancorp, Inc. will be held at the Binghamton Regency Hotel and Conference Center, One Sarbro Square, 225 Water Street, Binghamton, New York 13901 on April 23, 2001, at 10:00 a.m., Eastern Time, and at any adjournment of the meeting, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1. To elect three directors for a term of three years, or until their successors have been elected and qualified; and

2. To transact any other business that properly comes before the Annual Meeting. Except for procedural matters incident to the conduct of the meeting, the Board of Directors is not aware of any other matters which may properly come before the Annual Meeting.

     Shareholders of record at the close of business on March 13, 2001 are entitled to notice of and to vote at the Annual Meeting and at any adjournment of the meeting.


                                  By Order of the Board of Directors



                                  Larry G. Denniston
                                  Senior Vice President and
                                  Corporate Secretary

Binghamton, New York
March 30, 2001

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO VOTE BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED OR BY VOTING BY TELEPHONE USING THE NUMBER PROVIDED ON YOUR PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING, IN PERSON, OR BY A SUBSEQUENT TELEPHONIC VOTE AT ANY TIME PRIOR TO ITS EXERCISE.

                               BSB BANCORP, INC.
                             58-68 Exchange Street
                           Binghamton, New York 13901

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 23, 2001

MEETING INFORMATION
-------------------

     This Proxy Statement, which is first being mailed on or about March 30, 2001, is furnished to shareholders of BSB Bancorp, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the 2001 Annual Meeting of Shareholders. The Annual Meeting will be held at the Binghamton Regency Hotel and Conference Center, One Sarbro Square, 225 Water Street, Binghamton, New York 13901, on April 23, 2001, at 10:00 a.m., Eastern Time, and at any adjournment of the meeting. The Annual Meeting has been called for the purposes set forth in the Notice of Annual Meeting.

SOLICITATION AND VOTING
-----------------------

     The proxies solicited by this Proxy Statement, if properly voted and not revoked prior to their use, will be voted in accordance with the instructions contained in the proxies by a member of the law firm of Hinman, Howard & Kattell, LLP, general counsel to the Company, which has been duly appointed by the Board of Directors to vote such proxies. To properly vote your proxy, sign and return the proxy card to the Company or call the toll-free number listed on the proxy card. If no contrary instructions are given, each proxy will be voted FOR the election of the nominees of the Board of Directors as directors and, upon the transaction of such other business that properly comes before the Annual Meeting, in accordance with the determination of a majority of the Board of Directors.

     The securities which can be voted at the Annual Meeting consist of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), with each share entitling its owner to one vote on each matter presented. The Board of Directors has set the close of business on March 13, 2001 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. The number of shares of Common Stock outstanding on March 13, 2001 was 9,999,986. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Shareholders' votes will be tabulated by the person appointed by the Board of Directors to act as inspector of election of the Annual Meeting. Under Delaware corporate law, directors are elected by a plurality of the votes of the shares present (in person or represented by proxy) at the Annual Meeting and entitled to vote on the matter. Unless otherwise required by law or the Company's Certificate of Incorporation or Bylaws, any other matter put to a shareholder vote will be decided by the affirmative vote of a majority of the shares present, either in person or represented by proxy, at the Annual Meeting and entitled to vote on the matter.

REVOCATION OF PROXIES
---------------------

     Any shareholder giving a proxy has the power to revoke it any time before it is exercised by (i) filing with the Corporate Secretary of the Company written notice of revocation (Larry G. Denniston, Senior Vice President and Corporate Secretary, BSB Bancorp, Inc., 58-68 Exchange Street, Binghamton, New York 13901), (ii) submitting a duly executed proxy bearing a later date, (iii) voting again by telephone on a later date or (iv) appearing at the Annual Meeting and giving the Corporate Secretary notice of his or her intention to vote in person. Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

ABSTENTIONS AND BROKER NON-VOTES
--------------------------------

     Abstentions and broker non-votes will be treated as shares that are present or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the Annual Meeting. Abstentions will be treated as no votes in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

                              ELECTION OF DIRECTORS
                                  PROPOSAL ONE

     The Board of Directors currently consists of 12 members. The Company's Certificate of Incorporation and Bylaws provide that the directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually.

     Presently, all directors of the Company also are directors of the Company's wholly owned subsidiary, BSB Bank & Trust Company (the "Bank"). Under the terms of the Company's July 1999 acquisition of Skaneateles Bancorp, Inc. ("Skaneateles"), BSB invited two former Skaneateles directors, Mr. John P. Driscoll and Mrs. Ann G. Higbee, to serve as members of the Board of the Company for terms expiring in 2002 and 2001, respectively. The Board has decided to renominate Mrs. Higbee for election at the 2001 Annual Meeting. William H. Rincker, whose term expires at the 2001 Annual Meeting, will retire from the Board as of that date.

                                                                            Positions Held with
                              Age at           Director*    Expiration        the Company and
Director Nominees        December 31, 2000       Since        of Term             the Bank
-----------------        -----------------     ---------    ----------      -------------------
Ferris G. Akel                   67              1986          2001           Director

William C. Craine                52              1976          2001           Director

Ann G. Higbee                    58              1999          2001           Director

Continuing Directors
--------------------

Robert W. Allen                  57              1987          2002           Director

Diana J. Bendz                   54              1998          2003           Director

John P. Driscoll                 60              1999          2002           Executive Vice
                                                                              President and
                                                                              Treasurer; Director

Thomas F. Kelly                  53              1987          2002           Director

David A. Niermeyer               59              1994          2003           Director

Mark T. O'Neil, Jr.              48              1994          2003           Director

Howard W. Sharp                  54              2000          2002           President and
                                                                              Chief Executive
                                                                              Officer; Director

Thomas L. Thorn                  57              1995          2003           Director

--------------------------------------------
*Includes service as a director of the Bank.

     Ferris G. Akel has been the President of Binghamton Giant Markets, Inc. since 1959.

     Robert W. Allen has been the General Partner of Allen Family Limited Partnership since April 1999. He was the President and Chief Executive Officer of Tuscan/Lehigh Dairies, L.P. in Lansdale, Pennsylvania from May 1997 to March 1999 and the President and Chief Executive Officer of Lehigh Valley Dairies, Inc. in Lansdale, Pennsylvania from April 1996 to May 1997. Mr. Allen was an independent consultant from December 1995 to April 1996; the Executive Vice President of Borden Inc. in Columbus, Ohio from February 1995 to December 1995; and the President of Borden Inc. Dairy Group from September 1993 to December 1995. Mr. Allen also serves as Chairman of the Board of Directors of Azon Corp. located in Johnson City, New York.

     Diana J. Bendz has been the IBM Endicott Senior Location Executive and Director of Environmentally Conscious Products, Corporate Operations, IBM since July 1996. From January 1992 until July 1996, Mrs. Bendz was the Director of Integrated Safety Technology, Technical Operations Staff of IBM.

     William C. Craine was appointed as the Chairman of the Company and the Bank in February 2000. He has been a director since 1976. Mr. Craine also has been the Chairman of Granite Capital Holdings, Inc. since November 1998. Mr. Craine was President and Chief Executive Officer of Mang Group, Inc. from November 1994 to November 1998. He is also a member of the Boards of Directors of Preferred Mutual Insurance Company in New Berlin, New York and UHS Hospitals, Inc. in Binghamton, New York.

     John P. Driscoll has been the Executive Vice President and Treasurer of the Company and the Bank since March 2000. He was the Executive Vice President-CNY Region of the Company and the Bank from July 1999 to March 2000 and the Interim Treasury Administration Officer of the Bank from November 1999 to March 2000. Prior to joining the Company, Mr. Driscoll was the Chairman, President and Chief Executive Officer of Skaneateles Bancorp, Inc. and Skaneateles Savings Bank from September 1992 to July 1999 when Skaneateles Bancorp, Inc. merged with the Company.

     Ann G. Higbee has been the Managing Partner of Public Relations Services at Eric Mower and Associates in Syracuse, New York since 1990.

     Thomas F. Kelly is the Vice President for External Affairs and Professor of Management at Binghamton University in Binghamton, New York.

     David A. Niermeyer is the President and Chief Executive Officer of Stakmore Co. Inc.

     Mark T. O'Neil, Jr. has been the President and Chief Executive Officer of Mercy Health System in Conshohocken, Pennsylvania since May 2000. He was the President and Chief Executive Officer of United Health Services, Inc. from February 1993 until May 2000. He is also a member of the Board of Directors of Health Care Underwriters Mutual Insurance Company and a member of the Advisory Board of Liberty Mutual Insurance Company.

     Howard W. Sharp is President and Chief Executive Officer of the Company and the Bank. Mr. Sharp joined the Company in November 2000. Prior to that time, he was Regional President, Syracuse, NY Region of M&T Bank from April 1998 until November 2000. Prior to that time, Mr. Sharp served as Senior Executive Vice President and Chief Operating Officer as well as in other executive positions of OnBancorp, Inc. and OnBank & Trust Co. from November 1989 until April 1998.

     Thomas L. Thorn has been a director of the Company and the Bank since 1995, and at the request of the Board, served as Acting President and Chief Executive Officer of the Company from February 2000 until November 10, 2000 and was an Interim Executive Officer from November 10, 2000 to December 28, 2000. He has been a private investor since 1997; prior to which he served as Executive Vice President and Treasurer of Diamond Page International Corporation.

The Nominees

     Unless otherwise directed, each proxy executed and returned by a shareholder will be voted FOR the election of the three nominees listed above for a three-year term. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed above may not be able to serve as a director if elected.

Shareholder Nominations

     Section 7.2(c) of the Company's Certificate of Incorporation provides that nominations of candidates for election as directors at any annual meeting may be made (i) by or at the direction of a majority of the Board of Directors or (ii) by any shareholder entitled to vote at that annual meeting. Shareholders may name nominees for election to the Board of Directors by submitting written nominations to the Corporate Secretary of the Company not less than 20 days prior to the date of the annual meeting; provided, however, that if less than 30 days' notice of the date of the scheduled annual meeting is given, notice by the shareholder must be so delivered or received not later than the close of business on the tenth day following the day on which the notice of annual meeting was mailed, provided further that the notice by the shareholder must be delivered or received no later than the close of business on the fifth day preceding the date of the meeting. Such shareholder's notice must set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director and as to the shareholder giving notice: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Common Stock which are beneficially owned by such person on the date of the shareholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies with respect to nominees for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (b) as to the shareholder giving the notice: (i) the name and address, as they appear on the Company's books, of the shareholder and any other shareholders known by the shareholder to be supporting the nominees, and (ii) the class and number of shares of Common Stock which are beneficially owned by the shareholder and any other shareholders known by the shareholder to be supporting such nominees on the date of the shareholder notice. If any shareholder nomination is properly and timely made, ballots will be provided for use by shareholders at the Annual Meeting bearing the name of the nominee or nominees.

Required Vote

     Directors will be elected by a plurality of the shares present, either in person or represented by proxy, at the Annual Meeting and entitled to vote on the matter.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                 FOR THE ELECTION OF THE NOMINEES AS DIRECTORS

                                     * * *

Board Meetings and Committees

     The Board of Directors meets regularly each month and may have additional special meetings. Each member of the Board of Directors of the Company also serves as a director of the Bank. The Board of Directors of the Company met 17 times during the year ended December 31, 2000. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors of the Company during the period that the director served on the Board and all committees of the Board on which such director served during such director's tenure on such committee.

     During 2000, the Executive Committee of the Company consisted of Messrs. Craine (Chairman), Akel and Thorn, and two rotating members. The Executive Committee met six times in

2000. The Company's Compensation Committee has the authority to grant options, stock appreciation rights and performance shares and the Bank's Salary and Personnel Administration Committee reviews both employee and executive compensation and makes recommendations to the Board of Directors with regard to executive compensation. Messrs. Allen (Chairman), Akel, Niermeyer and O'Neil and Mrs. Bendz are members of both Committees. The Company's Compensation Committee met four times during 2000; the Bank's Salary and Personnel Administration Committee met seven times during 2000.

     The Nominating Committee selects nominees for election as directors of the Company. The Nominating Committee will consider nominees recommended by shareholders in accordance with the procedures set forth in the Company's Certificate of Incorporation, as described above. The Nominating Committee consists of all members of the Board of Directors, and in that capacity met one time during 2000.

Compensation of Directors

     Directors' Fees. Directors of the Company did not receive any fees for attendance at meetings of the Board of the Company during 2000, but, with the exception of Mr. Craine did receive an annual retainer of $12,000 plus $500 for each Bank Board meeting attended. Also, committee members received fees of $500 per meeting attended. The Chairmen of each of the Audit Committee, the Salary and Personnel Administration Committee and the Trust Committee received fees of $600 per meeting attended. In 2000, each non-rotating member of the Bank's Executive Committee serving for the entire year received an annual retainer of $2,400 except for the Chairman of the Executive Committee, who received $400 a month for January and February 2000. Rotating members of the Executive Committee received fees of $500 per meeting attended. To date, for 2001, all Board and Executive Committee retainer fees remain unchanged. No fees were paid to officers of the Company who are also directors of the Company and the Bank. Directors may elect to defer the receipt of all or a portion of their fees pursuant to a non-qualified deferred compensation agreement. Interest is credited on the deferred amounts at a rate equal to the Bank's earning asset yield, as defined below. During 2000, Mr. Rincker elected to defer his retainer under this arrangement.

     Effective with his appointment as Chairman of the Board of Directors of the Company and the Bank on February 14, 2000, Mr. Craine received a monthly director fee of $5,000 from March 2000 through October 2000; effective November 1, 2000, this monthly director fee increased to $8,500. This monthly fee is in lieu of all fees Mr. Craine otherwise would be entitled to receive as a director, including retainers and fees for attending board or committee meetings. Mr. Craine is not an executive officer of either the Company or the Bank and does not participate in any cash bonus or stock option compensation plans established for the benefit of executive officers of the Company or the Bank. Mr. Craine will continue to participate in the Company's Directors' Stock Option Plan.

     Effective as of his appointment as Acting President and Chief Executive Officer of the Company and the Bank on February 14, 2000 and through December 28, 2000, Mr. Thorn did not receive any director's fees, including retainers or fees payable for attending board or committee meetings. Mr. Thorn did not participate in any cash bonus or stock option compensation plans established for executive officers of the Company or the Bank. Mr. Thorn continues to participate in the Company's Directors' Stock Option Plan.

     Directors' Stock Option Plan. The purpose of the Directors' Stock Option Plan is to enhance the Company's ability to attract and retain highly qualified individuals to serve as members of the Company's Board of Directors and to provide additional incentives to non-employee directors to promote the success of the Company. Pursuant to the Directors' Stock Option Plan, Messrs. Akel, Allen, Craine, Niermeyer, O'Neil, Rincker, and Thorn, Dr. Kelly, Mrs. Bendz and Mrs. Higbee each received a grant of a non-qualifying option for 2,250 shares of Common Stock at an exercise price of $19.50 per share on January 24, 2000, the fair market value on the date of grant. To the extent shares remain available for grant under the Directors' Stock Option Plan, each non-employee director will receive in January of each year an option to purchase 2,250 shares at the fair market value on the date of grant. For 2001, the non-employee directors each received an option for 2,250 shares at an exercise price of $15.75 per share, the fair market value on the date of grant, January 24, 2001.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

     The following table sets forth a summary of all compensation paid during the last three fiscal years to the persons who served as the Company's chief executive officer during fiscal 2000 and the Company's four other most highly compensated executive officers for 2000 (the "named executive officers"). All cash compensation has been paid by the Bank. None of the named executive officers received any separate form of compensation in their capacities as officers of the Company. As to each of the named executive officers, the aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported for the periods indicated. The Company has not granted any stock appreciation rights.

                           Summary Compensation Table

                                                                                                          Long Term
                                                                                                        Compensation
                                                                                                        ------------
                                                                                                           Awards
                                                                                                      ----------------
                                                                Annual Compensation                      Securities
                                                                --------------------                    Underlying
Name and Principal Position                               Year       Salary ($)        Bonus ($)(1)   Options/SARs (#)
---------------------------                               ----  --------------------  --------------  ----------------

Howard W. Sharp.........................................  2000      $    34,615         $       --              100,000
 President, Chief Executive Officer                       1999               --                 --                   --
 and Director (effective November 10, 2000)               1998               --                 --                   --

Thomas L. Thorn.........................................  2000      $   172,385         $       --                   --
 Acting President, Chief Executive Officer,               1999               --                 --                   --
 Interim Executive Officer (February 2000 -               1998               --                 --                   --
 December 2000), and Director

Alex S. DePersis........................................  2000      $    29,423         $       --                   --
 Former President, Chief Executive Officer                1999          255,000                 --               26,000
 and former Director (until February 2000)                1998          214,038            170,100               15,000

John P. Driscoll (3)....................................  2000      $   157,700         $       --                   --
 Executive Vice President, Treasurer                      1999       147,795 (4)            37,854 (5)               --
 and Director                                             1998          169,129             27,600             4,850 (6)

Arthur C. Smith.........................................  2000      $   135,000         $       --                   --
 Executive Vice President -Retail Banking                 1999          129,000                 --               15,000
                                                          1998          121,288             53,550               11,000

Rexford C. Decker.......................................  2000      $   116,000         $       --                   --
 Senior Vice President and Chief Financial                1999          104,417              5,101                3,000
 Officer                                                  1998               --                 --                   --

Larry G. Denniston......................................  2000      $   116,000         $       --                   --
 Senior Vice President and                                1999          112,000                 --               13,000
 Corporate Secretary                                      1998          104,981             46,350                9,000

                                                           All Other
Name and Principal Position                             Compensation ($)(2)
---------------------------                             -------------------

Howard W. Sharp.........................................    $        --
 President, Chief Executive Officer                                  --
 and Director (effective November 10, 2000)                          --

Thomas L. Thorn.........................................    $        --
 Acting President, Chief Executive Officer,                          --
 Interim Executive Officer (February 2000 -                          --
 December 2000), and Director

Alex S. DePersis........................................    $       883
 Former President, Chief Executive Officer                        7,650
 and former Director (until February 2000)                        6,300

John P. Driscoll (3)....................................    $     4,731
 Executive Vice President, Treasurer                         429,390 (7)
 and Director                                                    18,004

Arthur C. Smith.........................................    $     4,050
 Executive Vice President -Retail Banking                         3,870
                                                                  3,638

Rexford C. Decker.......................................    $     3,480
 Senior Vice President and Chief Financial                        3,132
 Officer                                                             --

Larry G. Denniston......................................    $     2,320
 Senior Vice President and                                        2,240
 Corporate Secretary                                              2,100


-------------------
(1) The bonuses for 1998 for Messrs. DePersis, Smith and Denniston were paid under the Bank's 1998 Executive Incentive Plan. See "Company Compensation Committee and Bank Salary and Personnel Administration Committee Report on Executive Compensation."
(2) Consists of matching contributions under the Bank's defined contribution plan and, with respect to Mr. DePersis, defined contribution amounts of $1,500 and $2,850 and for 1998 and 1999, respectively under the Company's Supplemental Executive Retirement Plan.
(3)  Mr. Driscoll joined the Company in July 1999.
(4) Consists of $72,829 paid by Skaneateles Bancorp, Inc. for the six-month period from January 1, 1999 through June 30, 1999 and $74,966 paid by the Bank for the six-month period from July 1, 1999 through December 31, 1999.
(5) All bonuses paid to Mr. Driscoll were paid by Skaneateles Bancorp, Inc. prior to July 1, 1999.
(6) The Skaneateles options were converted to BSB options based on .97 exchange ratio.
(7) Consists of a $419,759 lump sum payment made by the Company to Mr. Driscoll under the terms of the Employment Agreement between the Company and Mr. Driscoll, dated January 25, 1999, $5,098 in contributions to Mr. Driscoll's 401(k) plan paid by Skaneateles Bancorp, Inc. for the period January 1, 1999 to June 30, 1999, and $4,533 in contributions to Mr. Driscoll's 401(k) plan paid by the Bank for the period July 1, 1999 to December 31, 1999.

Option Grants

     The following table sets forth information with respect to grants of stock options to each of the named executive officers during 2000 and the potential realized value by such individuals. All options were granted at current market price on the date of grant.

                     Option Grants in Last Fiscal Year (1)


                                           Individual Grants                            Potential Realizable
                      ------------------------------------------------------------       Value at Assumed
                        Number of        % of Total                                    Annual Rates of Stock
                       Securities       Options/SARs                                     Price Appreciation
                       Underlying        Granted to        Exercise                       for Option Term
                      Options/SARs        Employees        or Base      Expiration  ------------------------------
Name                  Granted (#)      in Fiscal Year    Price ($/Sh)      Date         5% ($)             10%($)
----                  ------------     --------------    ------------   ----------  -------------       ----------
Howard W. Sharp.....     100,000          36.3%             $14.50      11/10/2010     $911,897         $2,310,927
Thomas L. Thorn.....       2,250            --  (2)          19.50      01/24/2010       27,593             69,925
Alex S. DePersis....          --            --                  --              --           --                 --
John P. Driscoll....          --            --                  --              --           --                 --
Arthur C. Smith.....          --            --                  --              --           --                 --
Rexford C. Decker...          --            --                  --              --           --                 --
Larry G. Denniston..          --            --                  --              --           --                 --

--------------------
(1) Table does not include options the Company granted to certain executive officers on February 28, 2000. The executive officers released, disclaimed and forever waived any and all of their rights in those options on April 18, 2000.
(2) Options were granted to Mr. Thorn as a director under the Directors' Stock Option Plan.


Option Exercises and Holdings

     The following table sets forth information with respect to each of the named executive officers concerning the exercise of stock options during the fiscal year ended December 31, 2000 and the year-end value of all unexercised options held by such individuals.

                Aggregated Option Exercises in Last Fiscal Year

                           and Year-End Option Values

                                                                              Number of Securities          Value of Unexercised
                                                                             Underlying Unexercised             In-the-Money
                                                                                   Options                      Options/SARs
                                             Shares                          At Fiscal Year End (#)       At Fiscal Year End ($)(2)
                                          Acquired on        Value         ---------------------------   --------------------------
Name                                      Exercise (#)   Realized ($)(1)   Exercisable   Unexercisable   Exercisable  Unexercisable
----                                      ------------   ---------------   -----------   -------------   -----------  -------------
Howard W. Sharp.......................          --          $     --          40,000         60,000        $    --       $ --
Thomas L. Thorn.......................          --                --           6,750             --             --         --
Alex S. DePersis......................      24,000           120,708          41,000             --             --         --
John P. Driscoll......................          --                --           4,850             --             --         --
Arthur C. Smith.......................          --                --          31,424         12,700          8,272         --
Rexford C. Decker.....................          --                --          11,656          3,907         13,580         --
Larry G. Denniston....................       3,200            46,941          30,552         10,290         27,470         --

--------------------
(1) Difference between fair market value per share, or price per share if sold, less exercise price per share times the number of shares.
(2) Market value of underlying securities at year-end, minus the exercise or base price.

Employee Defined Benefit Plans

     The following table illustrates current annual pension benefits under the Company's defined benefit retirement plan for retirement in 2000 at age 65 under the most advantageous provisions available for various levels of compensation, years of service, and full Social Security benefits. Pension benefits are currently subject to a statutory maximum of $135,000, subject to cost-of-living adjustments. Additionally, annual compensation in excess of $170,000 (subject to cost of living increases) may not be used in calculation of retirement benefits.

                               Pension Plan Table

  Annual
Compensation                                          Years of Service
------------                  -------------------------------------------------------------------
                                 5         10        15        20        25        30        35
                                 -         --        --        --        --        --        --

 $ 75,000                     $ 7,500   $15,000   $22,500   $30,000   $37,500  $ 45,000  $ 45,000
  100,000                      10,000    20,000    30,000    40,000    50,000    60,000    60,000
  125,000                      12,500    25,000    37,500    50,000    62,500    75,000    75,000
  150,000                      15,000    30,000    45,000    60,000    75,000    90,000    90,000
  160,000                      16,000    32,000    48,000    64,000    80,000    96,000    96,000
  170,000                      17,000    34,000    51,000    68,000    85,000   102,000   102,000

     A participant's normal retirement benefit is equal to 2% of average annual earnings, multiplied by the number of years and fraction thereof of creditable service. Average annual earnings represent payment made during the 36 consecutive calendar months of highest earnings during the final 120 calendar months of the employee's creditable service. Mr. DePersis's annual pension benefit is $47,680 based on his average annual earnings in effect as of December 31, 2000 and all Code limits. In no event, however, may the normal retirement benefit exceed 60% of average annual earnings. Pension allowances are based on 2% of the employee's average basic annual earnings excluding overtime, bonus, or other special payments. Pension benefits are computed on a straight life annuity benefit.

     The periods of creditable service as of December 31, 2000 for Messrs. Sharp, DePersis, Driscoll, Smith, Decker and Denniston were 1 month, 15 years, 18 months, 33 years, 18 years and 17 years, respectively.

     In 1995, the Board of Directors of the Bank adopted a Supplemental Executive Retirement Plan (the "SERP") effective on January 1, 1995 to permit designated employees of the Bank to receive supplemental retirement benefits from the Bank which amounts would be due under the benefit and contribution formulas in the Bank's defined benefit retirement plan and its defined contribution plan but which cannot be paid under those plans due to reductions and other limitations imposed on such plans pursuant to the Code. Mr. DePersis was the only participant in the SERP in 2000. The SERP is an unfunded, non-qualified deferred compensation plan and benefits thereunder will be paid from the general assets of the Bank. As of December 31, 2000, Mr. DePersis's accrued annual supplemental defined benefit amount under the SERP was $18,477 payable as a straight life annuity. On March 16, 2001, the Bank and Mr. Driscoll entered into Amendment Number 1 to the Supplemental Retirement Agreement, dated as of January 1, 1998 among Mr. Driscoll, Skaneateles Bancorp, Inc. and Skaneateles Savings Bank (the "SRA"). Under the SRA, Mr. Driscoll is entitled to a supplemental retirement benefit equal to the pension benefit he would have received under the Bank's qualified retirement plan if he were fully vested under such plan, reduced by any amount that he actually receives under such plan. As of December 31, 2000, Mr. Driscoll's accrued annual supplemental defined benefit amount under the SRA was $4,614 payable as a straight life annuity.

Agreements with Executive Officers

     The Company and the Bank, which we refer to as the "Employers", have entered into the following employment contracts and agreements:

     Sharp Employment Agreement. On November 10, 2000, the Employers entered into an Employment Agreement with Howard W. Sharp to serve as the President and Chief Executive Officer of the Employers (the "Sharp Agreement") at an annual salary of no less than $250,000 from November 10, 2000 until November 10, 2003 and the Employers may extend the term for one additional year on each annual anniversary date of the Sharp Agreement. In addition, Mr. Sharp has the opportunity to earn an annual bonus of up to $100,000, $50,000 of which is an annual discretionary bonus to be declared and paid by the Board of Directors and $50,000 of which will be payable based on the attainment of specific performance measurements for the Company. Under the terms of the agreement, Mr. Sharp is entitled to certain benefits including temporary living expenses, relocation expenses, monthly membership dues for a club in the Binghamton, New York area, reimbursement for reasonable business entertainment and travel expenses, participation in all the incentive, bonus, management recognition and benefit plans of the Employers, health, disability and life insurance, and an option to purchase 100,000 shares of the Company's Common Stock at $14.50 per share pursuant to the Company's 1996 Long-Term Incentive and Capital Accumulation Plan. The option was vested and exercisable as to 40% of such shares on the date of grant and an additional 30% of such shares will vest on each of the next two anniversaries of that date, so long as Mr. Sharp continues to be employed by the Employers.

     The Bank may terminate Mr. Sharp's employment at any time. In the event of an involuntary termination other than for "cause" (as defined in the Sharp Agreement), or a voluntary termination with "good reason" (as defined in the Sharp Agreement), the Bank will continue to pay Mr. Sharp the same level of compensation for the remaining term of the Sharp Agreement, as well as all medical, prescription drug, dental, and disability benefits, and employee life, group life, and other insurance that Mr. Sharp and his family received before the termination, except to the extent such medical, prescription drug and dental benefits are available to Mr. Sharp from a subsequent employer. If an involuntary termination without cause is effected at the request or direction of an acquiring party before a "change in control" (as defined in the Sharp Agreement) or an involuntary termination without cause or a voluntary termination with good reason, occurs within 12 months following a change in control, the Bank shall pay Mr. Sharp a lump sum cash payment equal to 2.99 times the average annual cash compensation paid by the Employers to Mr. Sharp for the five calendar years (or the term of his employment, if less than five years) before the change in control. In such case, the option referred to above would be fully vested and exercisable. However, Mr. Sharp is not entitled to any payment that would constitute a "parachute payment" within the meaning of
Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (which we refer to as the "Code"). In the event of a voluntary termination without good reason or an involuntary termination of Mr. Sharp's employment for cause by the Employers, Mr. Sharp has no right to compensation under the Sharp Agreement. Following termination of Mr. Sharp's employment, the Employers will have the right to enjoin his employment with any significant competitor (as defined in the Sharp Agreement) for the lesser of one year or the remaining employment term plus six months.

     Driscoll Employment Agreement.   On May 31, 2000 and March 16, 2001, the
Employers entered into agreements to amend the Employment Agreement of January 25, 1999, between the Employers and Mr. Driscoll, the former Chairman, President and Chief Executive Officer of Skaneateles Bancorp, Inc. (the "Amended Driscoll Agreement"). Under the terms of the Amended Driscoll Agreement, Mr. Driscoll will serve as the Executive Vice President of the Employers until March 31, 2002 at an annual salary of no less than $147,660. In addition, Mr. Driscoll is entitled to certain benefits including monthly membership dues for clubs, the use of a company car, reimbursement for reasonable business entertainment and travel expenses, participation in all the incentive, bonus, management recognition and benefit plans of the Employers, health, disability and life insurance, and a carry-over of any vested retirement benefits to which he was entitled under any former Skaneateles Bancorp, Inc. benefit plans.

     The Company and the Bank may terminate Mr. Driscoll's employment at any time. In the event of an involuntary termination other than for "cause" (as defined in the Amended Driscoll Agreement), or a voluntary termination with "good reason" (as defined in the Amended Driscoll Agreement), the Employers are required to continue to pay Mr. Driscoll the same level of compensation for the remaining term of the Amended Driscoll Agreement as well as all medical, prescription drug, dental, and disability benefits, and employee life, group life, and other insurance that Mr. Driscoll and his family received before the termination, except to the extent such medical, prescription drug and dental benefits are available to Mr. Driscoll from a subsequent employer. Mr. Driscoll is not entitled to any payments that would constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code. In the event of a voluntary termination without good reason or an involuntary termination of Mr. Driscoll's employment for cause by the Employers, Mr. Driscoll has no right to compensation under the Amended Driscoll Agreement. If Mr. Driscoll voluntarily terminates his employment before March 31, 2002 without good reason and without the approval of the Employers' Boards of Directors, he is prohibited from entering into any other employment with a significant competitor of the Bank (as defined in the Amended Driscoll Agreement) for one year or until after September 30, 2002, whichever is less.

     Denniston and Smith Employment Agreements. On December 28, 2000, the Employers entered into two-year employment agreements with Larry G. Denniston (the "Denniston Agreement") and Arthur C. Smith (the "Smith Agreement") that replaced in their entirety the Amended and Restated Change of Control Severance Agreements between the Employers and Mr. Denniston and Mr. Smith, respectively, dated June 28, 1999. The term of each of these Agreements will automatically renew for one year on December 28, 2001 and each anniversary of that date unless either the Employers or the executive gives contrary written notice to the other such party. Under the Denniston Agreement, Mr. Denniston will serve as the Senior Vice President and Corporate Secretary of the Employers at an annual salary of no less than $116,000. Under the Smith Agreement, Mr. Smith will serve as the Executive Vice President and Retail Banking Officer of the Employers at an annual salary of no less than $135,000. In addition, Messrs. Denniston and Smith are entitled to certain benefits including reimbursement for reasonable business entertainment and travel expenses and participation in all the incentive, bonus, management recognition and benefit plans of the Employers, and all health, disability and life insurance benefits of the Employers.

     The Company and the Bank may terminate Mr. Denniston's or Mr. Smith's employment at any time. In the event of an involuntary termination other than for "cause" (as defined in the Denniston and Smith Agreements), or a voluntary termination for "good reason" (as defined in the Denniston and Smith Agreements), the Employers are required to continue to pay the terminated executive the same level of compensation for either 24 months after the date of termination or until the executive attains the age of 65, whichever is earlier, as well as all medical, prescription drug, dental, and disability benefits, and employee life, group life, and other insurance that the terminated executive and his family received before the termination, except to the extent such medical, prescription drug and dental benefits are available from a subsequent employer. If any payments to Mr. Denniston or Mr. Smith constitute "excess parachute payments" under Section 280G of the Code, the Employers are required to pay the executive an additional payment, referred to as a gross-up payment, sufficient to enable the executive to pay the excise tax described in Section 4999 of the Code imposed on the excess parachute payment, plus taxes on the additional payment. In the event of a voluntary termination without good reason or an involuntary termination of the executives' employment for cause by the Employers, the executives have no right to compensation under their employment agreements. If Mr. Denniston or Mr. Smith terminates his employment before the end of the term without the approval of the Board of Directors of the Bank and without "good reason," the Bank will be entitled to enjoin the employment of the executive with any "significant competitor" (as defined in the Denniston and Smith Agreements) of the Bank for the lesser of a period of one year or the remaining term plus six months.

     DePersis Employment Contract. On June 28, 1999, the Employers entered into a renewable three-year employment contract with Alex S. DePersis (the "DePersis Contract"). Mr. DePersis retired from his positions with the Employers in February 2000. In connection with Mr. DePersis' retirement, the Employers agreed to pay Mr. DePersis an amount equal to the salary which he would have been entitled to receive during the remaining term of the contract (until June 27, 2003), except that these payments will cease if Mr. DePersis becomes employed, directly or indirectly, by a financial institution or holding company located near the Bank's home office.

     Change of Control Severance Agreements. The Employers entered into a new three-year Change of Control Severance Agreement, referred to as Severance Agreement on June 28, 1999 with Rexford C. Decker, Senior Vice President and Chief Financial Officer.

     The Severance Agreement provide that the term of the Severance Agreement will be extended automatically by one year on the anniversary date of the Severance Agreement, unless the Employers or the executive provides contrary written notice to the other party.

     If the executive's employment under the Severance Agreement is terminated
(1) for any reason before a "change in control" (as defined in the Severance Agreement); (2) after a change in control, by the Employers for "good cause" (as defined in the Severance Agreements); or (3) by the voluntary action of the executive without "good reason" (as defined in the Severance Agreements), the Employers are required to pay the executive his base salary through the date of termination, and the Employers shall have no further obligation to the executive or his spouse under the Severance Agreement, except for the payment of certain accrued benefits.

     If the executive's employment under the Severance Agreement is terminated involuntarily without good cause or voluntarily with good reason (1) before a change in control at the request or direction of the acquiring party, or (2) within 12 months after a change in control, the Employers are required to pay the executive for a period of up to two years a salary equal to the higher of the executive's base salary on the date of the change in control or the date of termination of employment, and other benefits.

     In the event any of the payments to an executive under the Severance Agreement are subject to the excise tax described in Section 4999 of the Code, the Employers will pay the executive an additional payment, referred to as a gross-up payment, to equal to the excise tax imposed on the payments, plus taxes imposed on the additional payment. The Severance Agreement does not contain any provision restricting the right to compete against the Bank upon termination of employment.

     Executive employees may elect to defer the receipt of compensation income pursuant to a nonqualified deferred compensation agreement with the Bank. Interest is credited on the deferred amounts at a rate equal to the Bank's earning asset yield (as defined).

Company Compensation Committee and Bank Salary and Personnel Administration Committee Report on Executive Compensation

     The Compensation Committee of the Company and the Salary and Personnel Administration Committee of the Bank consist of the same five non-employee directors. Decisions on the compensation of the Company's executives, except with respect to stock options, are made by the Salary and Personnel Administration of the Bank, as the Company's executives do not receive separate compensation for their services as officers of the Company. The Compensation Committee of the Company has the authority to grant stock options to the Company's executives under the 1996 Long-Term Incentive and Capital Accumulation Plan (the "1996 Incentive Plan"). For purposes of this report, the Salary and Personnel Administration Committee and the Compensation Committee are referred to together as the "Committee." All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors.

     Set forth below is a report submitted by the Committee, addressing the Company's compensation policies for 2000 as they affected the Company's executive officers.

     Compensation Policies for Executive Officers. The Committee's executive compensation policies are designed to provide competitive levels of compensation and assist the Company in attracting and retaining qualified executives. Target levels of executive officers' overall compensation are intended to be consistent with banks in the northeastern United States with assets between $1.0 billion and $5.0 billion. The Committee endorses the position that stock ownership by management and stock-based plans are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. The Committee also endorses the position that cash bonuses tied to annual and long-term target levels of income strengthen management's incentive to increase consolidated net income of the Company.

     Relationship of Performance to Executive Compensation. Compensation paid to the Company's named executive officers in fiscal 2000 consisted of the following components: base salary, stock options under the 1996 Incentive Plan, benefits under the Bank's defined benefit retirement plan and defined contribution plan, and certain other benefits.

     Base Salary. The Committee reviews executive base salaries annually. The 2000 base salaries for the persons who served as Chief Executive Officer during 2000 and for the other executive officers were set within established salary ranges, which are based upon responsibility, experience and company performance. Base salaries are also designed to be competitive with peer banks in the northeastern United States with assets between $1.0 billion and $5.0 billion. Individual performance in 1999 was among the factors considered by the Committee in setting Mr. De Persis's 2000 salary.

     Bonuses. The IMPACT Bonus Plan, adopted in March 2000 (the "IMPACT Plan") established certain earnings per share levels, certain net income targets, and certain individual performance requirements for 2000. Although the participating executive officers met their individual performance requirements, the Company's 2000 earnings per share was less than established goals, so no bonuses were paid under the IMPACT Plan.

     Stock Options. The Company's 1996 Incentive Plan provides long-term incentives to key employees, including executive officers, through the grant of stock options. The grant of stock options is intended to foster management team cohesion and align management and shareholder interests. Stock option grants provide additional incentives for executive officers. The Company believes that the grant of stock options can be used to encourage performance that can result in enhanced shareholder value. Options were granted under the 1996 Incentive Plan to the named executive officers other than Mr. Driscoll in 1998, 1999 and 2000. All options were granted at the current market price on the date of grant. On February 28, 2000, the Company granted options at an exercise price of $18.00 per share for 15,000 shares of the Company's Common Stock to Messrs. Denniston and Smith and options for 12,000 shares of the Company's Common Stock to Messrs. Decker and Johnson under the 1996 Incentive Plan. On April 18, 2000 these executive officers subsequently released, disclaimed and forever waived any and all rights under the options granted in February.

     Other. In addition to the compensation paid to executive officers as described above, executive officers receive, along with and on the same terms as other employees, contributions by the Bank pursuant to the Bank's defined benefit retirement plan and matching contributions under the Bank's defined contribution plan. The executive officers also receive group term life insurance on the same terms as other employees, and certain other perquisites.

     Chief Executive Officer Compensation. Effective as of his appointment as President and Chief Executive Officer of the Company and the Bank on November 10, 2000, Mr. Sharp's base salary was set at $250,000. Mr. Sharp received options for 100,000 shares of Common Stock during 2000 pursuant to the Company's 1996 Long-Term Incentive and Capital Accumulation Plan.

     During his tenure as Acting President and Chief Executive Officer of the Company and the Bank from February 14, 2000 to November 10, 2000, Mr. Thorn's base salary was $180,000. During this period, Mr. Thorn did not receive any director's fees, including retainers or fees payable for attending board or committee meetings. Mr. Thorn did not participate in any cash bonus or stock option compensation plans established for executive officers of the Company or the Bank. Mr. Thorn continued to participate in the Company's Directors' Stock Option Plan.

     The base salary for Mr. DePersis as CEO was $255,000 in 2000, the same as in 1999, and was based on the Company's performance in 1999 and on his individual performance.

Compensation Committee and Salary and Personnel Administration Committee Interlocks and Insider Participation: Transactions with Management and Others

     In fiscal 2000, the Bank had outstanding commercial real estate loans and commercial loans secured by real estate to Apalachin Development LLC and Newman Development Group of CP, LLC, outstanding unsecured commercial loans to Vestal Plaza, LLC, Newman Development Group, L.L.C., Newman Development Group of Dickinson L.L.C., TSM LLC, Malta Saratoga Development Corp., Newman Development Group of Batavia, LLC, Town Square Mall Associates, L.L.C., Vestal Park LLC, as well as letters of credit to Town Square Mall Associates, L.L.C., Campus Plaza L.L.C. and Parkway Plaza L.L.C. and Newman Development Group, L.L.C., each of which was guaranteed by Mr. Akel. Mr. Akel is a member of each of the LLCs listed above. In addition, the Bank extended loans to one limited liability corporation and to one group of individuals in fiscal 2000 and the purpose of the two loans was to purchase property owned, in part, by Mr. Akel. In fiscal 2000, the Bank also had outstanding commercial loans, both unsecured and secured by accounts, inventory and equipment to Stakmore Co., Inc. each guaranteed by Mr. Niermeyer, as well as a commercial loan secured by securities to Mr. Niermeyer. Mr. Niermeyer is the President and Chief Executive Officer of Stakmore Co., Inc. The Bank believes that the foregoing loans and the guarantees by Mr. Akel and Mr. Niermeyer were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The Bank also believes the loans and the guarantees did not involve more than the normal risk of collectability nor present any other unfavorable features.

     For the year ended December 31, 2000, the Bank paid an aggregate of $192,555 to Binghamton Giant Markets, Inc., of which Mr. Akel is President and a principal stockholder. The payment reflects fees paid in connection with transactions on the Bank's StoreTeller electronic facilities maintained at food markets owned by Binghamton Giant Markets, Inc.

Certain Relationships

  Directors, officers and employees of the Company or the Bank are permitted to borrow from the Bank to the extent permitted by New York law and the regulations of the Board of Governors of the Federal Reserve System. Under applicable New York law, the Bank may make first or second mortgage loans to officers provided that each such loan is secured by the officer's primary residence and is authorized in writing by the Board of Directors. In addition, the Bank makes consumer loans and commercial real estate and commercial business loans to officers and directors and related persons consistent with applicable law. Except as described below, all loans made by the Bank to directors and executive officers or their associates and related entities have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. It is the belief of management that, at the time of origination, these loans neither involved more than the normal risk of collectability nor presented any other unfavorable features.

  Effective as of August 25, 1997, the Bank adopted a policy permitting all employees, including directors and executive officers, to obtain loans at preferential interest rates and to obtain discounted processing fees. The Bank extended Alex S. DePersis, the former President and Chief Executive Officer of the Company and the Bank, a home equity line of credit in February 2000 with preferential terms pursuant to the above policy. The largest aggregate amount of indebtedness outstanding at any time under this line of credit during fiscal 2000 and as of March 13, 2001, was $92,085 and $8,349, respectively. The interest rate for this line of credit is prime minus 1/2% for the first year and thereafter is prime plus 1/2% for indebtedness up to $30,000 and prime for indebtedness of more than $30,000. The Bank also extended Thomas F. Kelly, a director of the Company and the Bank, a home equity line of credit in November 2000 with same preferential terms. The largest aggregate amount of indebtedness outstanding at any time under Dr. Kelly's line of credit during fiscal 2000 and as of March 13, 2001, was $150,000 and $150,000, respectively. The Bank also extended home equity lines of credit, with preferential terms, at an interest rate of prime plus 1/2% for indebtedness up to $30,000 and prime for indebtedness of more than $30,000 to the several individuals. In November 1997 the

Bank extended a home equity line of credit to Alex S. DePersis, with the largest aggregate amount of indebtedness outstanding at any time under the line of credit during fiscal 2000 and as of March 13, 2001, $18,906 and $0. In January 1997, the Bank extended a home equity line of credit to William H. Rincker, a director of the Company and the Bank, with the largest aggregate amount of indebtedness outstanding at any time under the line of credit during fiscal 2000 and as of March 13, 2001, $100,000 and $100,000, respectively. In December 1998, the Bank extend a home equity line of credit to Mr. Rexford C. Decker, the Senior Vice President and Chief Financial Officer of the Company and the Bank; the largest aggregate amount of indebtedness outstanding at any time under Mr. Decker's line of credit during fiscal 2000 and as of March 13, 2001 was $22,628 and $19,607, respectively. In January 1995, the Bank extend a home equity line of credit to Mr. Arthur C. Smith, Executive Vice President of the Company and the Bank; the largest aggregate amount of indebtedness outstanding at any time under Mr. Smith's line of credit during fiscal 2000 and as of March 13, 2001 was $34,000 and $30,000, respectively.

  The Bank has an outstanding mortgage loan to Dr. Kelly that was made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, and at the time of origination, did not involve more than the usual risk of collectability nor present any other unfavorable features. Under the Bank's policy of permitting discounted processing fees to employees and directors, Dr. Kelly obtained a discount on the processing fee for this loan consistent with the Bank's policy. The interest rate on the 15-year maturity loan is 6.875%. The largest aggregate amount of indebtedness outstanding during fiscal 2000 and as of March 13, 2001 was $59,228 and $55,864, respectively.

  For a description of certain transactions regarding Mr. Akel, Mr. Niermeyer and the Bank, see "Compensation Committee and Salary and Personnel Administration Committee Interlocks and Insider Participation."

Audit Committee Report

  The Company's Audit Committee currently has five members, Mr. Thorn (Chairman), Mrs. Bendz, Mrs. Higbee, Dr. Kelly and Mr. O'Neil. Each of the members of the Audit Committee is an "independent director" under the rules of the National Association of Securities Dealers, except for Mr. Thorn. The Audit Committee's responsibilities are described in a written policy statement and charter that was adopted by the Company's Board of Directors and is attached to this Proxy Statement as Appendix A.

  Mr. Thorn was serving as Chairman of the Audit Committee in February 2000 when he was asked by the Board to serve as Acting President and Chief Executive Officer of the Company and the Bank. He served the Company and the Bank in those capacities from February 2000 until November 10, 2000. From November 10, 2000 through December 28, 2000, he served as an interim executive officer. Mr. Thorn received compensation from the Bank in excess of $60,000 during 2000 for serving in those capacities. Mr. Thorn re-joined the Audit Committee in January 2001. The Board of Directors of the Company determined that notwithstanding Mr. Thorn's employment with the Company and the Bank during 2000, it is in the best interest of the Company and its shareholders for Mr. Thorn to resume his service on the Audit Committee now that he is no longer employed by the Company or any of its affiliates. Mr. Thorn is a certified public accountant and was co-founder and executive vice president of a privately held computer leasing company. Prior to that, he served as Vice President of Finance, Chief Financial Officer and Treasurer of a publicly owned computer leasing company.

  The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2000 with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by SAS 61, Communication With Audit Committees. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                Audit Committee
                                ---------------
                         Thomas L. Thorn (Chairman) (1)
                               Diana J. Bendz (2)
                               Ann G. Higbee (3)
                              Thomas F. Kelly (4)
                              Mark T. O'Neil, Jr.

     (1) Mr. Thorn was a member of the Committee prior to his appointment as Acting President and Chief Executive Officer in February 2000 and served as Chairman of the Committee from August 1999 to February 2000; he was reappointed to the Committee by the Board of Directors effective January 1, 2001.
     (2)  Mrs. Bendz became a member of the Committee in January 1999.
     (3)  Mrs. Higbee became a member of the Committee in July 1999.
     (4) Dr. Kelly was appointed acting Chairman of the Committee in February 2000 and served in that capacity until January 1, 2001. Dr. Kelly was Chairman prior to August 1999.


Auditor Fee Information

     Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year was $137,000.

     Financial Information Systems Design and Implementation Fees. There were no fees billed by PricewaterhouseCoopers LLP for professional services related to financial information systems design and implementation for the Company for the fiscal year ended December 31, 2000.

     All Other Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2000 was $477,000.

     The Audit Committee of the Board of Directors has considered whether the provision of the services covered by "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of PricewaterhouseCoopers, LLP.

Comparative Company Performance

     The following line graph sets forth comparative information regarding the Company's cumulative shareholder return on its Common Stock over the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. The Company's cumulative shareholder return based on an investment of $100 at the beginning of the five-year period beginning December 31, 1995 is compared to the cumulative total return of The Nasdaq Stock Market (U.S. Companies) and SNL Securities L.C. $1 billion to $5 billion Bank Index.

                            Total Return Performance

                                  [LINE GRAPH]

                                                                              Period Ending
     Index                                        12/31/95      12/31/96      12/31/97     12/31/98      12/31/99     12/31/00
     -----                                        --------      --------      --------     --------      --------     --------
BSB Bancorp, Inc............................        100.00        111.94        231.44       219.37        133.75        96.77
NASDAQ - Total US*..........................        100.00        123.04        150.69       212.51        394.92       237.62
SNL $1B-$5B Bank Asset-Size Index                   100.00        129.63        216.19       215.69        198.23       224.95


----------------
    *Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2001. Used with permission. All rights reserved. crsp.com.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of March 13, 2001 with respect to the amount of BSB Bancorp Common Stock beneficially owned by each director of BSB, each nominee for election as director, each of the named executive officers (defined below) of the Company and by all directors and executive officers of the Company as a group.

                                                                         Number of Shares;
                                                                             Nature of        Percent of
                                                                             Beneficial      Common Stock
                      Name and Position with BSB                           Ownership (1)         Owned
                      --------------------------                         ------------------  -------------

  Ferris G. Akel.......................................................         171,266           1.71%
     Director

  Robert W. Allen......................................................          38,450             *
     Director

  Diane J. Bendz.......................................................          12,250             *
     Director

  William C. Craine....................................................          89,371             *
     Chairman and Director

  Alex S. DePersis.....................................................          65,316 (2)         *
     Former President, Chief Executive Officer and Director

  Rexford C. Decker....................................................          22,765             *
     Senior Vice President and Chief Financial Officer

  Larry G. Denniston...................................................          51,053             *
     Senior Vice President and Corporate Secretary

  John P. Driscoll.....................................................          50,843             *
     Executive Vice President, Treasurer and Director

  Ann G. Higbee........................................................          18,933             *
     Director

  Thomas F. Kelly......................................................          24,432             *
     Director

  David A. Niermeyer...................................................          22,675             *
     Director

  Mark T. O'Neil, Jr...................................................          23,568             *
     Director

  William H. Rincker...................................................         136,025           1.36%
     Director

  Howard W. Sharp......................................................          40,000 (3)         *
     President, Chief Executive Officer and Director

  Arthur C. Smith......................................................          69,119             *
     Executive Vice President -  Retail Banking Officer

  Thomas L. Thorn......................................................         238,087 (4)       2.38%
     Director and former Acting President and Chief Executive Officer

  All directors and executive officers of the
     Company as a group (20 people)....................................       1,148,227 (5)      11.14%
-----------------

---------------
* Unless otherwise indicated, holdings represent less than 1% of the issued and outstanding shares of Common Stock.

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from March 13, 2001. As used herein, "voting power" includes the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.

     The table includes shares owned by spouses or other immediate family members over which the persons named in the table possess shared voting and/or shared investment power as follows: Mr. Akel, 130,176 shares; Mr. Craine, 2,000 shares; Mr. DePersis, 23,831 shares; Mr. Decker, 616 shares; Mr. Denniston, 5,623; Mr. Driscoll, 21,194 shares; Mrs. Higbee, 457 shares; Mr. Rincker, 19,540 shares; Mr. Thorn 11,250 shares.

     The table includes shares with respect to which the directors have right to acquire beneficial ownership of Common Stock through the exercise of options within 60 days of March 13, 2001 as follows: Mr. Akel, 20,250 shares; Mr. Allen, 20,250 shares; Mrs. Bendz, 11,250 shares; Mr. Craine, 6,750 shares; Mr. Decker 13,562 shares, Mr. Denniston, 38,592 shares; Mr. Driscoll, 4,850 shares; Ms. Higbee, 9,000 shares; Dr. Kelly, 20,250 shares; Mr. Niermeyer, 6,750 shares; Mr. O'Neil, 19,250 shares; Mr. Rincker, 9,000; Mr. Sharp, 40,000 shares; Mr. Smith, 41,374 shares; Mr. Thorn, 6,750 shares.

(2) Effective February 2000, Mr. DePersis retired as a director and an officer of the Company and the Bank.
(3) Effective November 6, 2000 Mr. Sharp was appointed by the Board of Directors to serve as President and Chief Executive Officer of the Company and the Bank.
(4) Mr. Thorn served as acting President and Chief Executive Officer from February 2000 until November 10, 2000.
(5) Includes 306,627 shares as to which members of the group have the right to acquire beneficial ownership of Common Stock through the exercise of options within 60 days of March 13, 2001.


Executive Officers

     For information regarding Messrs. Sharp and Driscoll, see "Election of Directors." The following executive officers of the Company do not serve on the Board of Directors of the Company. There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected as an officer.

              Name                          Age            Title(1)
              ----                          ---            --------
Arthur C. Smith.................            54      Executive Vice President -Retail Banking Officer
Rexford C. Decker...............            48      Senior Vice President and Chief Financial Officer
Larry G. Denniston..............            55      Senior Vice President and Corporate Secretary
Douglas R. Johnson..............            58      Senior Vice President of the Company and Senior Vice
                                                    President and Senior Trust Officer of the Bank
William M. Le Beau..............            53      Senior Vice President, Risk Management
Marvin F. Mastrangelo.                      61      Senior Vice President and Chief Lending Officer
                                                    of the Bank
Matthew W. Schaefer.............            49      Senior Vice President and Chief Information
                                                    Officer of the Bank

-------------
(1) Titles are the same for the Company and the Bank unless otherwise indicated.

     Arthur C. Smith joined the Bank in 1967. He became Executive Vice President, Retail Banking Officer of the Bank and Executive Vice President of the Company in October 1996. He was Senior Vice President of the Company and the Bank from 1994 to October 1996. Prior to that time, he was Vice President of the Bank from 1987 and of the Company since its formation in 1988.

     Rexford C. Decker joined the Bank in 1982. He became Senior Vice President and Chief Financial Officer of the Company and the Bank in February 1999. Mr. Decker served as Treasurer of the Company and the Bank from November 1999 to March 2000. He was Administrative Vice President and Controller of the Bank from December 1996 to February 1999, Vice President and Controller of the Bank from December 1991 to December 1996, and Controller of the Bank from December 1985 to December 1991.

     Larry G. Denniston joined the Bank in 1983. He became Senior Vice President and Corporate Secretary of the Company and the Bank in December 1996. He was Vice President and Secretary of the Company and the Bank from 1990 to December 1996. Prior to that time, he was Vice President--Financial Services of the Bank since 1985.

     Douglas R. Johnson joined the Bank in 1990. He became Senior Vice President of the Company in January 1997. He has been Senior Vice President and Senior Trust Officer of the Bank since December 1990.

     William M. Le Beau joined the Bank and the Company in December 2000. He is Senior Vice President, Risk Management. He was Vice President, Community Reinvestment, of M & T Bank from 1998 until December 2000. Prior to that time, he served as Senior Vice President as well as in other senior positions of OnBancorp, Inc. and OnBank & Trust Co. from 1988 until 1998.

     Marvin F. Mastrangelo joined the Bank in July 1994. He became Senior Vice President - Chief Lending Officer of the Bank in March 2001. Prior to that date, Mr. Mastrangelo was Vice President/Commercial Lending of the Bank.

     Matthew W. Schaefer joined the Bank in July 1969. He became Senior Vice President and Chief Information Officer of the Bank in April 2000. Mr. Schaefer was Administrative Vice President/Data Processing of the Bank from January 1999 until April 2000 and was Vice President/Data Processing of the Bank from January 1996 until January 1999. Prior to that time, he was Assistant Vice President of the Bank from January 1984 until January 1996 and Systems Officer of the Bank from June 1979 until January 1984.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of March 13, 2001 with respect to the beneficial ownership of Common Stock by any person or group as defined in Section 13(d)(3) of the Exchange Act who is known to the Company to be the beneficial owner of more than 5% of the Common Stock.

                                                                                    Number of Shares;
                                                                                    Nature of                Percent of
                                                                                    Beneficial               Common Stock
          Names and Addresses of Beneficial Owners                                  Ownership (1)            Owned
          ----------------------------------------                                  -------------            -----
          Dimensional Fund Advisors, Inc. ("DFA").....                               723,263 (2)             7.23%
           1299 Ocean Avenue, 11th Floor
           Santa Monica, CA 90401
          Wellington Management Company, LLP ("WMC")..                               797,100 (3)             7.97%
           75 State Street

           Boston, MA  02109
_____________________

(1) Based on information in the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act, unless otherwise indicated. Beneficial ownership is direct except as otherwise indicated by footnote. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from March 13, 2001. As used herein, "voting power" includes the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.

(2) DFA reports sole voting and sole dispositive power over these shares. DFA also reports that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, and that it furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. (These investment companies, trusts and accounts are the "Funds"). In its role as investment advisor or manager, DFA possesses both voting and/or investment power over the Common Stock owned by the Funds. All of the shares reported by DFA are owned by the Funds and DFA disclaims beneficial ownership of such securities.

(3) WMC reports shared voting power over 508,300 shares and shared dispositive power over 797,100 shares. WMC also reports that the shares are owned of record by clients of WMC and that WMC may be deemed to beneficially own these shares in its capacity as investment advisor. WMC's clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of the Common Stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and certain officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Based solely on its review of the reports submitted to the Company, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 2000 Section 16(a) all filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with on a timely basis, except that Mrs. Bendz filed one late report for three transactions.


                             SHAREHOLDER PROPOSALS

     Any proposal which a shareholder wishes to have presented at the next annual meeting of shareholders and included in the proxy materials of the Company must be received at the main office of the Company, 58-68 Exchange Street, Binghamton, New York 13901, no later than November 30, 2001. If a proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next annual meeting of shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

     The proxy being solicited hereby provides discretionary authority to vote on any matter if the Company did not receive notice of such matter prior to March 14, 2001. No notice of any such matter was received by the Company by that date.


                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2000 accompanies this Proxy Statement.

     Upon receipt of a written request, the Company will furnish to any shareholder without charge a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and the exhibits thereto required to be filed with the Commission under the Exchange Act. Such written request should be directed to: Larry G. Denniston, Senior Vice President and Corporate Secretary, BSB Bancorp, Inc., 58-68 Exchange Street, Binghamton, New York 13901. The Form 10-K is not part of the proxy solicitation materials.


                                 OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Company. The Company has retained American Stock Transfer and Trust Company to assist in the solicitation of proxies for a fee of $250, plus reimbursement for out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                 *     *     *

                                                                      APPENDIX A

                               BSB BANCORP, INC.
                                       &
                              BSB BANK & TRUST CO.
                                AUDIT COMMITTEE
                          POLICY STATEMENT AND CHARTER

PURPOSE AND AUTHORITY
The Board of Directors established the Audit Committee for the purpose of assisting the Board in fulfilling its fiduciary responsibilities to the Company, its shareholders and to meet the Bank's regulatory and legal requirements. The Committee's primary duties and responsibilities are to:

      . Monitor the integrity of the Company's financial reporting process and systems of internal control regarding finance, accounting and legal compliance.
      . Monitor the independence and performance of the Company's independent auditors and internal auditors.
      . Provide an avenue of communication among the independent auditors, internal auditors, management, and the Board of Directors.

The purpose of this Policy Statement and Charter is to confirm the authority and organization of the Audit Committee of the Board of Directors of BSB Bancorp Inc. and BSB Bank & Trust Co. (BSB). The Policy Statement and Charter will:

      .  Be approved by the Board of Directors.
      .  Specify the scope of the Committee's responsibilities.
      . Specify how the Committee carries out those responsibilities, including structure, processes, and membership requirements.
      . Require an annual review and reassessment regarding the adequacy of the Policy Statement and Charter (annual reviews and reassessments will be ratified by the Board).

ORGANIZATION
The Audit Committee shall:

      . Meet the requirements set forth by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers (NASD) and other applicable governmental agencies.
      .  Report regularly and directly to the Board of Directors.
      . Be composed of independent members of the Board of Directors, as required by the applicable rules of the SEC and NASD.
      . Elect a chairperson from its members to serve for a maximum term of three years.
      . Hold regular meetings at least four times per year. Special meetings may be convened as required.
      . Have access to outside parties as needed to advise and assist in Committee matters.
      . Have access to the independent auditors and internal auditor personnel (who will be independent and held accountable to this Committee and the Board of Directors).

INDEPENDENCE
The Audit Committee has adopted a definition of independence that is consistent with SEC and NASD requirements. In brief:

      "Members of the Committee shall be considered independent if they have no relationship to BSB that may interfere with the exercise of their independence from management and the Company and if they meet the requirements set forth in NASD Rule 4200(a)(14), Section 36 of the Federal Deposit Insurance Corporation Act and Part 363 of the regulations of the Federal Deposit Insurance Corporation."

      Examples of Director relationships meeting (and not meeting) the standard of independence are provided to and assessed by all Committee members. Relationships considered include employment with BSB the last three years, immediate family members with employment in an executive position with BSB or any of its affiliates for the current year or any of the last three years, material business relationships with BSB, etc. All Committee members reaffirm and attest to their independence on an annual basis.

COMMITTEE REPRESENTATIVES
The Audit Committee will be comprised of:

      . A minimum of three directors, each of whom is independent and financially literate (i.e., the ability to read and understand with banking or related financial management expertise fundamental financial statements including balance sheet, income statement, and cash flows statements).
      . At least one member with accounting or related financial management expertise (i.e., an individual with past employment experience in finance or accounting, a background that demonstrates the individual's financial sophistication, including a previous position as a CEO, CFO or other senior officer with financial oversight responsibilities, or a professional certification in accounting).

RESPONSIBILITIES
In general, the Audit Committee shall be responsible to the Board of Directors for the following:

      . Review, as required by Section 36 of the Federal Deposit Insurance Corporation Act, management's annual assertion with respect to the system of internal controls. Review the independent auditors' reports and attestations regarding the same.
      . Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Ethics.
      . Provide governance, guidance and oversight of the Company's internal control structure.
      . Review all regulatory examination reports and required management responses.
      . Review and approve the annual internal audit plan. Review progress made throughout the year in completing the annual internal audit plan. Consider and review audit reports issued and management responses received or updated since the previous meeting.
      . Participate in the appointment/dismissal of the Director of Internal Audit through evaluations of his/her performance and independence.

With regard to the Company's Independent Auditors, the Audit Committee shall be responsible to the Board of Directors for the following:

      . Ensure that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's shareholders.
      . Recommend for shareholder approval, the ratification of the appointment of the Company's independent auditors and, when necessary, recommend to the Board of Directors the termination or replacement of the independent auditors.
      . Prior to and during their annual review, meet with and evaluate the performance of the independent auditors. Discuss with the independent auditors their audit plans, staffing and scope for the annual audit. Review any non- audit services performed or planned. The Committee shall evaluate audit fees and compensation for all services performed.
      .  At the completion of the audit, review and discuss with the independent auditors any: . difficulties or problems encountered in issuing their audit report;
         . management letter comments and management's written response to the independent auditors' management letter;
         . any matters impacting the independent auditors' planned audit scope; . all other matters required to be discussed under applicable auditing standards, including SAS 61.

      . On an annual basis, the Committee shall review and entirely discuss with the independent auditors all significant relationships they have with the Company and services they provide to the Company, which could impair the auditors' independence. Independent auditors shall communicate their independence in writing on an annual basis in accordance with Independent Standards Board Standard No. 1.
      . Have a SAS 71 review performed on a quarterly basis prior to filing the Form 10-Q.

Other duties for which the Audit Committee shall be responsible to the Board of Directors include the following:

      . Review and discuss with management and the independent auditors, the annual audited financial statements, any significant unusual or non-recurring items, major accounting/auditing principles and practices (and changes therein) and the general quality, not just the acceptability, of the accounting principles, as applied in the Company's financial reporting.
      . Based on the review and discussion of the audited financial statements with management, the discussion of SAS 61 matters with the independent auditors, the receipt of the written disclosures and letter from the independent auditors required by the Independence Standards Board Standard No. 1 and the discussion with the independent auditors of their independence, prior to filing and distribution, recommend to the Board of Directors whether the annual audited financial statements should be released for distribution and included in the Company's Form 10-K Annual Report for the last fiscal year for filing with the SEC.
      . Meet periodically with management and the independent auditors to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.
      . Assess annually for disclosure in the proxy statement whether the Committee meets the applicable structural and independence requirements.
      . Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

While the Audit Committee has the responsibilities and powers set forth in this Policy Statement and Charter, it is not the duty of the Committee to plan or conduct audits, or to determine that the Company's financial statements are complete, accurate and are in accordance with generally accepted accounting principles. Such duties are the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's Code of Ethics.

The Committee may, at its discretion, request any special investigations of conflicts of interest, regulatory compliance, or any other significant matters of concern. The Committee will, at its discretion, meet privately with the independent auditors, management and/or members of the Internal Audit Group.
The Committee may delegate certain of the above responsibilities to its Chairman or other Committee members, however, this in no way, relieves the Committee of overall responsibility.

REVOCABLE PROXY

                               BSB BANCORP, INC.
                             58-68 Exchange Street
                           Binghamton, New York 13901

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                APRIL 23, 2001, AND AT ANY ADJOURNMENT THEREOF.

     The undersigned, being a shareholder of BSB Bancorp, Inc. (the "Company"), hereby appoints a member of the Company's general counsel, Hinman, Howard & Kattell, LLP of Binghamton, New York, as proxy, such person being duly appointed by the Board of Directors with the power to appoint an appropriate substitute, and hereby authorizes such proxy to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Binghamton Regency Hotel and Conference Center, One Sarbro Square, 225 Water Street, Binghamton, New York 13901 on April 23, 2001 at 10:00 a.m., Eastern Time, and at any adjournment of the meeting, and to act at the meeting with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions on the reverse side.


TO VOTE BY MAIL
---------------
Please mark, date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.



     YOUR CONTROL NUMBER IS __________





                 Please Detach and Mail in the Envelope Provided

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[X]  Please mark your votes as in this example using dark ink only


     1. Proposal to elect three directors for a term of three years, or until their successors have been elected or qualified; and:
                  FOR [ ]               WITHHOLD AUTHORITY [ ]
            (except as marked
          to the contrary below)

          Nominees for terms expiring at the 2004 Annual Meeting who will stand for election:

                  Ferris G. Akel
                  William C. Craine
                  Ann G. Higbee

          INSTRUCTIONS: The undersigned shareholder may withdraw authority to vote for any nominee(s) by lining through or otherwise striking out the name of the nominee(s) above.

     2. To transact any other business that properly comes before the Annual Meeting. Except with respect to procedural matters incident to the conduct of the meeting, the Board of Directors is not aware of any other matters which may properly come before the Annual Meeting.

          The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Shareholders of BSB Bancorp, Inc., called for April 23, 2001, and a Proxy Statement prior to signing this Proxy.

I plan to attend the meeting. [ ]   Dated:     ___________________________, 2001

                                    Signature___________________________________

                                    Signature___________________________________

                                    Note: Please sign exactly as your name
                                    appears on this proxy. Only one signature is required where the stock is held jointly. When signing in a representative capacity, please give title.

                                    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
                                    VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                    UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS
                                    OTHERWISE MADE, THIS PROXY WILL BE VOTED FOR
                                    PROPOSAL 1 AND IN ACCORDANCE WITH THE
                                    DETERMINATION OF A MAJORITY OF THE BOARD OF
                                    DIRECTORS AS TO ANY OTHER MATTER. THIS PROXY
                                    MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME
                                    IT IS VOTED AT THE ANNUAL MEETING.